EXHIBIT 10.2

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (this “Agreement”) dated December 19, 2018 is entered into by and between Moregain Pictures, Inc., a Nevada corporation (the “Company”), and Alexandra Yeung the undersigned individual (“Executive”).

RECITAL

The Company and Executive (collectively referred to in this Agreement as the “Parties” and sometimes referred to in this Agreement as a “Party”) desire to enter into an Employment Agreement setting forth the terms and conditions of Executive’s employment by the Company.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the Company and Executive agree as follows:

1.

Employment.

(a)

Term. The Company hereby employs Executive to serve as Chief Financial Officer to serve in such additional or different position or positions as the Parties shall mutually agree. The term of employment shall be for a period of five (5) years (“Employment Period”) to commence on the date hereof, unless earlier terminated as set forth herein.

(b)

Duties and Responsibilities. Executive shall report directly to the Company’s Board of Directors (the “Board”) or CEO. The Company shall use its best efforts to convince the shareholders of the Company to elect and reelect Executive to the Board during the Employment Period.  Within the limitations established by the Bylaws of the Company, Executive shall have each and all of the duties and responsibilities of those positions and such other or different duties on behalf of the Company, as may be assigned from time to time by the Board.

(c)

Location. The initial principal location at which Executive shall perform services for the Company shall be at Burbank, California.  Executive understands that business travel may be required to properly discharge Executive’s duties and responsibilities under this Agreement.

2.

Compensation.

(a)

Base Salary.  Executive shall be paid a base salary of $120,000 per year (the “Base Salary”), payable in bi-weekly installments consistent with Company’s payroll practices.  The annual Base Salary shall be reviewed by the Board on or before January 1 of each year starting on January 1, 2020, unless Executive’s employment hereunder shall have been terminated earlier pursuant to this Agreement, to determine if such Base Salary should be increased for the following year in recognition of Executive’s services to the Company.

(b)

Annual Bonus.  During Executive’s employment pursuant to this Agreement, Executive shall be eligible to receive a discretionary annual bonus, payable at such times and in such amounts as the Board shall determine.

(c)

Payment. Payment of all compensation to Executive hereunder shall be made in accordance with the relevant Company policies in effect from time to time, including normal payroll practices, and shall be subject to all applicable employment and withholding taxes.

(d)

Other Employee Benefits.  Executive shall be eligible to participate in the employee benefit plans and programs generally available to the Company's senior executives, including disability benefits, subject to the terms and conditions of such plans and programs. Executive shall also be entitled to the fringe benefits and perquisites that are made available to other similarly situated executives of the Company. The Company reserves the right to amend, modify or terminate any of its benefit plans or programs at any time and for any reason

3.

Other Employment Benefits.

(a)

Business Expenses. Upon submission of itemized expense statements in the manner specified by the Company, Executive shall be entitled to reimbursement for reasonable travel and other reasonable business expenses duly incurred by Executive in the performance of his duties under this Agreement.

(b)

Benefit Plans. Executive shall be entitled to participate in the Company’s employee benefit plans and programs generally available to the Company's senior executives, including disability benefits, subject to the terms and conditions of such plans and programs Executive shall also be entitled to the fringe benefits and perquisites that are made available to other similarly situated executives of the Company. The Company reserves the right to amend, modify or terminate any of its benefit plans or programs at any time and for any reason

(c)

Vacation. Executive shall be entitled to paid vacation in accordance with the Company's policies in effect from time to time.

4.

Executive’s Business Activities. Nothing in this Agreement shall preclude Executive from devoting reasonable periods of time to charitable and community activities, managing personal investments and, subject to Board approval, which shall not be unreasonably withheld, serving on the boards of other public or private companies that are not in competition with the Company, provided that none of the activities referred to in this sentence interferes with the performance of Executive’s duties under this Agreement or creates a conflict of interest.

5.

Termination of Employment.  The Employment Period and Executive’s employment under this Agreement may be terminated either by the Company or Executive at any time and for any reason; provided, that, unless otherwise provided in this Agreement, either Party shall give the other Party at least 15 days’ advance written notice of termination other than for Cause.

(a)

For Cause. Notwithstanding anything in this Agreement to the contrary, the Company may immediately terminate Executive’s employment hereunder for “Cause” if Executive: (1) is convicted of, or pleads guilty or nolo contendere to, a felony or any act amounting to embezzlement, fraud, or theft or involving moral turpitude (whether or not against the Company or another employee); or (2) is convicted of, or pleads guilty or nolo contendere to, in a court of competent jurisdiction, a felony resulting in death or substantial bodily or psychological harm to, or other act of moral turpitude harming, any person; or (3) willfully engages in conduct demonstrably and materially injurious to the goodwill and reputation of the Company; or  (4) willfully causes the Employer other than pursuant to the advice of the Company’s legal counsel to violate a law which, in the opinion of the Company’s legal counsel, is reasonable grounds for civil or criminal penalties against the Company or the Board; or (5) willfully engages in conduct which constitutes a violation of the established written policies or procedures of the Company regarding the conduct of its employees, including policies regarding sexual harassment of employees and use of illegal drugs or substances; or (6) without due cause fails within 15 days after receipt of notice to follow any lawful order given by or under direction of the Board; (7) does not correct within 10 days after receipt of notice any act or omission that, in the opinion of the Company’s legal counsel, gives rise to a cause of action by the Company or the Board personally against Executive to specifically enforce or restrain some action for purpose of avoiding some loss or damage, or to recover losses or damages, for an amount in excess of $10,000; (8) does not correct within 30 days after receipt of notice any act of dishonesty against the Company; or (9) fails within 30 days after receipt of notice to cure any violations of Executive’s covenants under this Agreement; or (10) intentionally criticizes, ridicules or disparages the Company or the Board in any communications or with any customer or client, vendor or supplier, or in any public statement.

(b)

Cooperation. After notice of termination, Executive shall cooperate with the Company, as reasonably requested by the Company, to effect a transition of Executive’s responsibilities and to ensure that the Company is aware of all matters being handled by Executive.

6.

Section 409A.  This Agreement is intended to comply with Section 409A of the Internal Revenue Code ("Section 409A") or an exemption thereunder and shall be construed and administered in accordance with Section 409A. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this offer letter that may be excluded from Section 409A either as separation pay due to an involuntary separation from service or as a short-term deferral shall be excluded from Section 409A to the maximum extent permissible. For purposes of Section 409A, each installment payment provided under this Agreement shall be treated as a separate payment. Any payments to be made under this Agreement upon a termination of employment shall only be made upon a "separation from service" under Section 409A. Notwithstanding the foregoing, the Company makes no representation that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Executive on account of non-compliance with Section 409A.  Notwithstanding any other provision of this Agreement, if any payment or benefit provided to Executive in connection with termination of employment is determined to constitute "nonqualified deferred compensation" within the meaning of Section 409A and you are determined to be a "specified employee" as defined in Section 409A(a)(2)(b)(i), then such payment or benefit shall not be paid until the first payroll date to occur following the six-month anniversary of Executive’s termination date (the "Specified Employee Payment Date") or, if earlier, on the date of your death. The aggregate of any payments that would otherwise have been paid before the Specified Employee Payment Date shall be paid to Executive in a lump sum on the Specified Employee Payment Date and thereafter, any remaining payments shall be paid without delay in accordance with their original schedule.

7.

Employee’s Representations.  Employee represents and warrants to the Company that Executive: (1) is able to accept employment pursuant to this Agreement without breaching any legal restrictions on Executive’s activities, such as non-competition, non-solicitation or other work-related restrictions imposed by a current or former employer; and (2) will inform the Company about any such restrictions and provide the Company with as much information about them as possible, including any agreements between you and your current or former employer describing such restrictions on your activities; and (3) will not remove or take any documents or proprietary data or materials of any kind, electronic or otherwise, with you from your current or former employer to the Company without written authorization from your current or former employer, nor will you use or disclose any such confidential information during the course and scope of your employment with the Company.  If Executive has any questions about the ownership of particular documents or other information, Executive should discuss such questions with your former employer before removing or copying the documents or information.

8.

Conditions Precedent for the Effectiveness of this Agreement.  Notwithstanding anything in this Agreement to the contrary withstanding, this Agreement shall not become effective unless and until: (1) Executive files with the Board a completed Form I-9; and (2) on or prior to December 22, 2019 Executive submits to the Board acceptable documentation that verifies Executive’s identity and work authorization.  Executive agrees that the Company has provided Executive with a copy of Form I-9’s List of Acceptable Documents.

9.

Disability of Executive. The Company may terminate this Agreement without liability if Executive shall be permanently prevented from properly performing her essential duties hereunder with reasonable accommodation by reason of illness or other physical or mental incapacity for a period of more than 120 consecutive days. Upon such termination, Executive shall be entitled to all accrued but unpaid Base Salary and vacation.

10.

Death of Executive. In the event of the death of Executive during the Employment Period, the Company’s obligations hereunder shall automatically cease and terminate; provided, however, that within 15 days the Company shall pay to Executive’s heirs or personal representatives Executive’s Base Salary and accrued but unpaid vacation accrued to the date of death and, if the Option has not been exercised in full at the date of the Executive’s death, advise the Executive’s fiduciary of the period during which the Option may be exercised.

11.

Confidential Information and Invention Assignments. Executive is simultaneously executing a Confidential Information Agreement (the “Confidential Information Agreement”). The obligations under the Confidential Information Agreement shall survive termination of this Agreement for any reason.

12.

Exclusive Employment. During employment with the Company, Executive will not do anything to compete with the Company’s present or contemplated business, nor will he or she plan or organize any competitive business activity. Executive will not enter into any agreement which conflicts with his duties or obligations to the Company.

13.

Assignment and Transfer. Executive’s rights and obligations under this Agreement shall not be transferable, other than in the event of Executive’s death, by assignment or otherwise, and any purported assignment, transfer or delegation thereof shall be void. This Agreement shall inure to the benefit of, and be binding upon and enforceable by, any purchaser of substantially all of Company’s assets, any corporate successor to Company or any assignee thereof.

14.

No Inconsistent Obligations. Executive is aware of no obligations, legal or otherwise, inconsistent with the terms of this Agreement or with his undertaking employment with the Company. Executive will not disclose to the Company, or use, or induce the Company to use, any proprietary information or trade secrets of others. Executive represents and warrants that he or she has returned all property and confidential information belonging to all prior employers.

15.

Miscellaneous.

(a)

Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to conflict of law principles.

(b)

Entire Agreement. This Agreement contains the entire agreement and understanding between the Parties and supersedes any prior or contemporaneous written or oral agreements, representations and warranties between them respecting the subject matter hereof.

(c)

Amendment. This Agreement may be amended only by a writing signed by Executive and by a duly authorized representative of the Company.

(d)

Severability. If any term, provision, covenant or condition of this Agreement, or the application thereof to any person, place or circumstance, shall be held to be invalid, unenforceable or void, the remainder of this Agreement and such term, provision, covenant or condition as applied to other persons, places and circumstances shall remain in full force and effect.

(e)

Construction. The headings and captions of this Agreement are provided for convenience only and are intended to have no effect in construing or interpreting this Agreement. The language in all parts of this Agreement shall be in all cases construed according to its fair meaning and not strictly for or against the Company or Executive.

(f)

Rights Cumulative. The rights and remedies provided by this Agreement are cumulative, and the exercise of any right or remedy by either party hereto (or by its successor), whether pursuant to this Agreement, to any other agreement, or to law, shall not preclude or waive its right to exercise any or all other rights and remedies.

(g)

Nonwaiver. No failure or neglect of either party hereto in any instance to exercise any right, power or privilege hereunder or under law shall constitute a waiver of any other right, power or privilege or of the same right, power or privilege in any other instance. All waivers by either party hereto must be contained in a written instrument signed by the party to be charged and, in the case of the Company, by an officer of the Company (other than Executive) or other person duly authorized by the Company.

(h)

Notices. Any notice, request, consent or approval required or permitted to be given under this Agreement or pursuant to law shall be sufficient if in writing, and if and when sent by certified or registered mail, with postage prepaid, to Executive’s residence (as noted in the Company’s records), or to the Company’s principal office, as the case may be.

(i)

Assistance in Litigation. Executive shall, during and after termination of employment, upon reasonable notice, furnish such information and proper assistance to the Company as may reasonably be required by the Company in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become a party; provided, however, that such assistance following termination shall be furnished at mutually agreeable times and for mutually agreeable compensation.

(k)

Dispute Resolution. Any controversy, claim or dispute arising out of or relating to this Agreement or the employment relationship, either during the existence of the employment relationship or afterwards, between the parties hereto, their assignees, their affiliates, their attorneys, or agents, shall be settled solely and exclusively by a court of competent jurisdiction located in Los Angeles, California. The Parties agree to accept the decision of the court of initial impression and not to appeal that decision. Such decision shall be final and conclusive. Each Party will bear its/her own attorneys’ fees, costs and expert witness fees.

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date set forth above.

Moregain Pictures, Inc.

By:	/s/ Jesse Weiner
Name: Jesse Weiner
Title: Chief Executive Officer

AGREED AND ACCEPTED:

/s/ Alexandra Yeung
Alexandra Yeung